Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350
(Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Quarterly Report on Form 10-Q of Forum Energy Technologies, Inc. (the “Company”) for the quarter ending June 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), C. Christopher Gaut, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and
(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 6, 2012	By: /s/ C. Christopher Gaut
C. Christopher Gaut
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification shall not be deemed filed by the Company for purposes of § 18 of the Exchange Act.